Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 25, 2024, relating to the financial statements and financial highlights of Astor Dynamic Allocation Fund, a series of Northern Lights Fund Trust, which are included in Form N-CSR for the year ended July 31, 2024, and to the references to our firm under the headings “Questions and Answers” and “Other Service Providers” in the Proxy Statement/Prospectus.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 12, 2025